EXHIBIT 10.10



                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement is signed as of November 20, 1994 ("Execution Date"), but made effective as of May 5, 1993 ("Effective Date"), by and between Jenner Technologies, a California corporation (the "Company") and Anthony E. Maida III (the "Executive").

         1. Position and Duties. The Company hereby hires the Executive and the Executive hereby accepts employment as Chief Executive Officer of the Company. The Executive will, to the best of his ability during his employment, devote his full time and best efforts to the performance of the duties and functions of the position of Chief Executive Officer of the Company, and in the performance of those duties, will comply with the policies of the Company and the direction of the board of directors. If requested, the Executive agrees to serve as a director of the Company without any additional compensation.

         2. Compensation.

                  (a) Salary. The Company agrees to pay the Executive and the Executive agrees to accept as compensation for his services, a monthly base salary of $8,333.33 payable in accordance with the Company's standard payroll policy. The first and last payment by the Company to the Executive shall be prorated, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period. From time to time, the board of directors will consider increases in Executive's annual rate of salary in light of the Executive's individual performance and other relevant factors.

                  (b) Benefits. The Executive will be entitled to standard vacation, fringe benefits and reimbursement for reasonable out-of-pocket expenses in accordance with the Company's practices covering executive personnel, as such may be in effect from time to time.

         3. Proprietary Information Agreement. In connection with the execution of this Agreement, the Executive reaffirms and agrees to abide by the terms of his Employee Proprietary Information Agreement with the Company (except to the extent that such agreement references at- will employment).

         4. Terms and Termination.

                  (a) Term. Except as otherwise set forth herein, this Agreement will terminate on November 20, 1997; provided however that, on each anniversary of the Execution Date, the term of this Agreement shall be extended to a date three (3) years from the date of the respective anniversary date, unless the Company shall have given Executive sixty (60) days notice prior to such anniversary date of its intent not to renew the Agreement. The final date of termination of this Agreement is referred to herein as the "Termination Date."

                  (b) Termination For Cause. This Agreement may be terminated by the Company at any time for cause (as defined below) without any severance obligation on the part of the Company. For purposes of this Agreement, "for cause" shall include (i) acts of moral turpitude by the


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Executive,  (ii) willful or habitual  neglect of Executive's  obligations  under this Agreement, (iii) an act of theft or dishonesty involving the Company, (iv) the wrongful disclosure of trade secrets, (v) any other intentional action by Executive that causes material damage to the Company or its relations with customers, suppliers, employees or consultants, or (vi) conviction of the Executive of a felony.

                  (c) Termination Without Cause. This Agreement may be terminated by the Company at any time without cause; provided that the Company shall pay to Executive as a severance payment (i) an amount equal to Executive's remaining salary payable under this Agreement through and including the Termination Date computed at Executive's then applicable monthly base salary,
(ii) any bonus which has not been paid at the time of termination, and (iii) any vacation, sick leave or other accrued benefits payable in accordance with the Company's policies then in effect. The payment to the Executive of the severance payment described in this Section 4(c) and the vesting of stock described in
Section 4(e) below will discharge all of the Company's obligations to the Executive.

                  (d) Termination in the Event of Bankruptcy. In the event that the Company is the subject of, (i) any bankruptcy proceeding, (ii) assignment for the benefit of creditors, (iii) a general cessation of operations, or (iv) any other determination that the Company is insolvent and unable to continue its normal business functions and activities (individually and/or collectively "Bankruptcy"); and such Bankruptcy is the cause for termination of this Agreement, then the Company shall pay to Executive $50,000 as a severance payment, to the greatest extent such payment is allowed by applicable law and/or any court of competent jurisdiction.

                  (e) Termination by Executive; Death. This Agreement may be terminated by the Executive at any time upon 30 days written notice, in which case the Company shall have no severance obligation to the Executive. If Executive dies before the end of the term of this Agreement, Executive's estate shall be entitled to receive (i) an amount equal to Executive's remaining salary payable under this Agreement through and including the Termination Date computed at Executive's then applicable monthly base salary, (ii) any bonus which has not been paid at the time of death, and (iii) any vacation, sick leave and other accrued benefits payable in accordance with the Company's policies then in effect.

                  (f) Status as an Employee; Vesting of Stock. Executive's status as an employee of the Company will be deemed to cease on the date of any termination of employment as provided above. In the event that this Agreement is terminated by the Company without cause (as provided in Section 4(c) above), or the Executive dies or becomes disabled (as such terms is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) before the end of the term of this Agreement (as provided in the second sentence of Section 4(e) above), then 100% of the shares subject to the Stock Purchase Agreement dated as of December 10, 1992 between the Company and the Executive (the "Stock Purchase Agreement") shall be released from the Repurchase Option set forth in Section 4 of such Stock Purchase Agreement.



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         5. Conflicting  Agreements.  The Executive represents and warrants that he is free to enter into this Agreement and that there are no employment contracts or restrictive covenants preventing full performance of his duties hereunder.

         6. Withholding. All amounts payable to Executive under this Agreement shall be subject to applicable withholding by the Company for taxes payable by the Executive.

         7. Miscellaneous.

                  (a) Assignment. This Agreement is predicated upon the unique abilities and personal relationship of Executive and the Company. Accordingly, Executive may not assign this Agreement or any of his rights hereunder without the express written consent of the Company. This Agreement will inure to the benefit of and will be binding upon the successors and assigns of the Company.

                  (b) Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties, and may not be changed orally, but only by a subsequent writing signed by the party against whom enforcement of such change is sought.

                  (c) Prior Agreements; Waiver. This Agreement supersedes any prior agreement between the parties related to the subject matter hereof. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the same party.

                  (d) Severability. In case one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement but such provisions shall be deemed deleted and such deletion shall not affect the validity of any other provision of this Agreement.

                  (e) Governing Law. This Agreement shall be governed by and construed according to the internal laws of the State of California. The federal and state courts of the state of California shall have exclusive jurisdiction to adjudicate any dispute rising out of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

JENNER TECHNOLOGIES                           ANTHONY E. MAIDA III


By:/s/ LYNN SPITLER                           /s/ ANTHONY E. MAIDA
   --------------------------                 --------------------------
Title:Chairman
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